Exhibit 10.1

WESTERN DIGITAL CORPORATION
AMENDED AND RESTATED
2021 LONG-TERM INCENTIVE PLAN

GRANT NOTICE FOR
RESTRICTED STOCK UNIT AWARD – VICE PRESIDENT AND ABOVE
FOR GOOD AND VALUABLE CONSIDERATION, Western Digital Corporation (the “Company”) hereby grants to the Participant named below the number of Restricted Stock Units (the “RSUs”) listed below (this “Award”) under the Western Digital Corporation Amended and Restated 2021 Long-Term Incentive Plan (as amended from time to time, the “Plan”). Each RSU represents the right to receive one share of Common Stock, subject to the terms and conditions in this Grant Notice, the Plan and the Standard Terms and Conditions (the “Standard Terms and Conditions”) of such Plan, attached as Exhibit A hereto. Capitalized terms not otherwise defined here shall have the meaning set forth in the Plan.

Name of Participant:
Employee ID
Grant Date:
Grant Number
Number of RSUs:
Vesting Schedule:
The RSUs shall vest in accordance with the following schedule:
[ ]
Vesting shall be subject to Participant’s Continuous Service from the Grant Date through each applicable vesting date, unless provided otherwise under Section 2 of the Standard Terms and Conditions.

IN CONNECTION WITH THIS GRANT, AND IN ADDITION TO THIS GRANT NOTICE, PARTICIPANT HAS RECEIVED A COPY OF THE PLAN AND THE STANDARD TERMS AND CONDITIONS. PARTICIPANT MAY REJECT THIS AWARD BY NOTIFYING THE COMPANY NO LATER THAN THE FIFTH BUSINESS DAY FOLLOWING RECEIPT OF THIS AWARD DOCUMENT. FAILURE TO REJECT THIS AWARD WITHIN SUCH 5-DAY PERIOD SHALL BE DEEMED ACCEPTANCE OF THIS AWARD AND THE TERMS AND CONDITIONS OF THIS AWARD DOCUMENT.

Grant Notice for
Restricted Stock Unit Award

EXHIBIT A

WESTERN DIGITAL CORPORATION
AMENDED AND RESTATED
2021 LONG-TERM INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
These Standard Terms and Conditions apply to this Award of Restricted Stock Units granted under the Western Digital Corporation Amended and Restated 2021 Long-Term Incentive Plan (the “Plan”). The Restricted Stock Units are also subject to the terms of the Plan and the attached Grant Notice, which are incorporated here by this reference. Capitalized terms not otherwise defined here shall have the meaning set forth in the Plan.
1.TERMS OF RESTRICTED STOCK UNITS
Western Digital Corporation (the “Company”) has granted to the Participant named in the attached Grant Notice an award of Restricted Stock Units (this “Award” or the “RSUs”) described in the Grant Notice, with each Restricted Stock Unit representing the right to receive one share of Common Stock. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.            VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS
(a)    The Award shall be unvested as of the Grant Date and be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, this Award shall become vested as described in the Grant Notice. RSUs that have vested and are no longer subject to forfeiture are referred to as “Vested RSUs.” RSUs that are not vested and remain subject to forfeiture are referred to as “Unvested RSUs.” No portion of this Award, nor the shares of Common Stock subject to this Award, may be deferred under the Western Digital Corporation Deferred Compensation Plan (or any applicable successor plan) or any other deferred compensation arrangement of the Company.
(b)    Following the vesting of the RSUs on a vesting date, the Company shall deliver to the Participant on the Settlement Date a number of shares of Common Stock equal to the number of RSUs that vested on such vesting date. The Company may, in its sole discretion, settle any RSUs accrued as dividend equivalents by a cash payment equal to the Fair Market Value of a share of Common Stock on the date of payment (as opposed to payment in the form of shares of Common Stock). “Settlement Date” means as soon as practicable following the vesting of the RSUs on the applicable vesting date but in no event later than 60 days after the applicable vesting date.
(c)    Termination without Cause under the Executive Severance Plan. For a Participant who is subject to the terms of the Western Digital Corporation Amended and Restated Executive Severance Plan, as applicable (or any applicable successor plan) (the “Executive Severance Plan”) at the time of termination of Continuous Service, then upon Participant’s termination of employment by the Company without Cause (as defined in the Executive Severance Plan) under circumstances that would entitle the Participant to severance benefits under the Executive Severance Plan, subject to compliance with the terms of the Executive Severance Plan any then Unvested RSUs and any credited dividend equivalents held by the Participant shall vest in accordance with the following formula:
(i)    (x) a fraction with a numerator equal to the total number of calendar days from the Grant Date of this Award through and including the Participant’s termination of Continuous Service and a denominator equal to the total number of calendar days from the Grant Date of this Award through and including the last scheduled vesting date applicable to this Award multiplied by (y) the total number of shares of
Standard Terms and Conditions

Common Stock originally subject to this Award (subject to adjustment as provided in the Plan but before taking into account any crediting of dividend equivalents); minus
(ii)    (z) the number of shares of Common Stock that have already vested on or prior to the Participant’s termination of Continuous Service (before taking any accelerated vesting contemplated by this subsection into account and before taking into account any crediting (if applicable) of dividend equivalent rights).
Any Unvested RSUs that do not vest as described above shall be forfeited as of the date of the Participant’s termination of Continuous Service.
(d)    Termination without Cause or for Good Reason under the Change in Control Severance Plan. For a Participant who is subject to the terms of the Western Digital Corporation Amended and Restated Change in Control Severance Plan, as applicable (or any applicable successor plan) (the “CIC Severance Plan”) at the time of termination of Continuous Service, then upon Participant’s termination of employment by the Company without Cause or due to a resignation by Participant for Good Reason (both as defined in the CIC Severance Plan) under circumstances that would entitle the Participant to severance benefits under the CIC Severance Plan, subject to compliance with the terms of the CIC Severance Plan, any then Unvested RSUs held by the Participant and any credited dividend equivalents will vest in full.
(e)    Resignation. Upon Participant’s termination of Continuous Service by the Company due to a resignation by Participant for any reason, other than a resignation for Good Reason under circumstances that would entitle the Participant to severance benefits under the CIC Severance Plan, subject to compliance with the terms of the CIC Severance Plan, the Unvested RSUs held by the Participant shall be forfeited as of the date of the Participant’s termination of Continuous Service.
(f)    Termination due to Death. Upon Participant’s termination of Continuous Service due to death, 50% of the Participant’s then Unvested RSUs (including any credited dividend equivalents held by the Participant) shall vest. Any Unvested RSUs that do not vest as described shall be forfeited as of the date of the Participant’s termination due to death.
(g)    Termination for Cause. Upon Participant’s termination of Continuous Service by the Company for Cause, the entire Award (both Vested RSUs that have yet to be settled and Unvested RSUs) held by the Participant shall be forfeited as of the date of the Participant’s termination of Continuous Service.
(h)    Non-U.S. Eligible Employees Participating in the Executive Severance Plan and Change in Control Severance Plan. For avoidance of doubt, if Participant is not a U.S. Eligible Employee (as defined in the applicable severance plan), the Participant will only be eligible for the vesting treatment on a termination without Cause as described in Section 2(c) or termination without Cause or resignation for Good Reason as described in Section 2(d) in accordance with the terms of the applicable severance plan, which provides that the administrator of such severance plan will compare any Local Severance Benefits (as defined in the applicable severance plan) with the Plan Severance Benefits (as defined in the applicable severance plan) and if the value of the Local Severance Benefits equals or exceeds the value of the Plan Severance Benefits, the Participant will not be eligible to receive the vesting treatment on a termination without Cause as described in Section 2(c) or termination without Cause or resignation for Good Reason as described in Section 2(d).
3.            RIGHTS AS STOCKHOLDER; DIVIDEND EQUIVALENTS
(a)    Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant.

(b)    Notwithstanding Section 3(a), from and after the Grant Date and until the earlier of (i) the Participant’s receipt of Common Stock upon settlement of the RSUs and (ii) the time when the Participant’s right to receive Common Stock upon settlement of the RSUs is forfeited, the Participant shall be entitled to receive as a dividend equivalent a number of additional RSUs on the date(s) that the Company pays a cash dividend (if any) to Common Stock holders generally. Such dividend equivalent shall be determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the total number of RSUs (including dividend equivalents accrued thereon) previously credited to the Participant as of such date, by (ii) the Fair Market Value per share of Common Stock on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the RSUs to which the dividend equivalents were credited. Dividend equivalents shall be settled in whole shares of Common Stock with any dividend equivalents accrued in the form of fractional RSUs settled in cash. However, for the avoidance of doubt, the Company may, in its sole discretion, settle any RSUs credited as dividend equivalents by a cash payment equal to the Fair Market Value of a share of Common Stock on the date of payment (as opposed to payment in the form of shares of Common Stock). For the avoidance of doubt, in no event will any dividend equivalents credited to RSUs be delivered to the Participant unless and until such RSUs vest and settle.
4.            RESTRICTIONS ON RESALES OF SHARES
The Company may impose such restrictions as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
5.            INCOME TAXES
The Participant may satisfy tax withholding obligations relating to the RSUs by any combination of the following: (i) a cash payment; (ii) a Company deduction from any amounts payable to Participant; (iii) Company withholding of shares from the Common Stock issuable to the Participant in connection with the RSUs (only up to the amount permitted that will not cause an adverse accounting consequence); or (iv) Company withholding a payment from the proceeds from the sale of shares of Common Stock issued pursuant to the RSUs. In addition, the Administrator may, in its sole discretion but only to the extent consistent with Section 409A of the Code, reduce the number of RSUs remaining subject to this Award, with each such RSU to have a value for such purpose equal to the then Fair Market Value of a share of Common Stock, to satisfy such withholding obligation at the applicable withholding rates.
6.            NONTRANSFERABILITY OF AWARD
The Participant agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, this Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order, official marital settlement agreement or other divorce or separation instrument.
7.            OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded.
8.            NO ADDITIONAL RIGHTS

The Participant’s receipt of the RSUs does not confer upon the Participant any right to continue to serve the Company or an Affiliate in any capacity and will not affect the right of the Company or an Affiliate to terminate the service of the Participant.
9.            GENERAL
(a)    In the event that any provision of these Standard Terms and Conditions (including, for the avoidance of doubt, the Plan, which is incorporated here by this reference) is declared to be unenforceable by an arbitrator selected in accordance with Section 11 below or a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such unenforceable provision. Furthermore, except as otherwise provided by Section 11, it is the parties’ intent that any order striking any portion of this Award Document and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.
(b)    The headings preceding the text of the sections in these Standard Terms and Conditions are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. References to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.
(c)    These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties and their respective permitted heirs, beneficiaries, successors and assigns.
(d)    These Standard Terms and Conditions shall be interpreted in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
(e)    In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(f)    The RSUs and any shares of Common Stock acquired under the Plan, and the income and value of the same, are not part of the Participant’s normal or expected compensation for any purposes including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension or retirement benefits or payments or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Participant’s employer or any Subsidiary.
(g)    All questions under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.
(h)    This Award will be subject to recoupment in accordance with the Company’s compensation recovery (clawback) policy or policies then in effect. No recovery of compensation under any such policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary.
10.        ELECTRONIC DELIVERY
By accepting the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the RSUs via Company web site or other electronic delivery.

11.        ARBITRATION
Any controversy arising out of or relating to the Grant Notice, these Standard Terms and Conditions, and/or the Plan (“Covered Claims”), shall be resolved in accordance with the terms and conditions of the Western Digital Technologies, Inc. Dispute Resolution Agreement (the “DRA”).
If, however, Participant has opted out of the DRA, any Covered Claims shall be submitted to arbitration pursuant to this Section 11. Such arbitration shall be held in Orange County, California, U.S.A., before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of the Federal Arbitration Act; provided, however, that provisional injunctive relief may, but need not, be sought by either party in a court of law to maintain the status quo while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Any such action for provisional injunctive relief shall be subject to the exclusive jurisdiction of the Delaware Chancery Court and each party consents to jurisdiction with respect to any such action in Delaware Chancery Court. To the fullest extent permitted by applicable law, Participant and the Company agree to bring any Covered Claims on an individual basis only, and not on a class, collective, joint, or representative basis. If, however, the preceding sentence be determined invalid or unenforceable by a court of competent jurisdiction and not by an arbitrator with respect to any particular Covered Claim, then that Covered Claim will not proceed in arbitration but rather will be resolved in a court of competent jurisdiction for that Covered Claim only. All other Covered Claims must be resolved in arbitration on an individual basis. Any award or relief granted by the arbitrator shall be final and binding on the Company and the Participant and may be enforced by any court of competent jurisdiction.
The Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. Each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute. If, however, any party prevails on a statutory claim, which affords the prevailing party attorneys’ fees and costs, then the arbitrator may award reasonable fees and costs to the prevailing party. The parties agree that they are hereby waiving any rights to trial by jury in relation to any matter arising out of or in any way connected with any Covered Claim(s).
12.    NON-U.S. EMPLOYEES
The Award shall be subject to any additional terms and conditions for non-U.S. employees set forth in Appendix A (“Appendix A”) and any terms and conditions for the Participant’s country set forth in Appendix B (“Appendix B”). Moreover, if the Participant relocates to one of the countries included in Appendix B, the terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of the Agreement.

APPENDIX A
ADDITIONAL TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD DOCUMENT
FOR NON-U.S. EMPLOYEES

1.Terms of Plan Participation for Non-U.S. Participants
The Participant understands that this Appendix A contains additional terms and conditions that, together with the Plan and the Award Document, govern the Participant’s participation in the Plan if the Participant is working or resident in a country other than the United States. The Participant further understands that the Participant’s participation in the Plan also will be subject to any terms and conditions for the Participant’s country set forth in Appendix B. Capitalized terms used but not defined in this Appendix A shall have the same meanings assigned to them in the Plan and/or Award Document.

2.Withholding Taxes
The following provision supplements Section 5 of the Standard Terms and Conditions:

The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (“Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and this Award and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs; and (b) are not obligated to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. If the Participant is or becomes subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
The Participant agrees, in connection with any relevant taxable or tax withholding event, as applicable, to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the methods set forth in Section 8(f) of the Plan and Section 5 of the Standard Terms and Conditions. In addition, the Participant authorizes withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent). If the Participant is subject to Section 16 of the Exchange Act, then withholding for Tax-Related Items shall be satisfied in accordance with Section 8(f) of the Plan, Section 5 of the Standard Terms and Conditions, and the withholding methodology approved by the Administrator for officers subject to Section 16 of the Exchange Act.
Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum withholding amounts or other applicable withholding rates, including maximum applicable rates. In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock from the Company or the Employer; otherwise, the Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the Tax-Related Items are satisfied by withholding in shares of Common Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

The Participant further agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company
Appendix A

may refuse to issue or deliver the shares of Common Stock or the proceeds from the sale of shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
3.Nature of Grant
By accepting the RSUs and any shares of Common Stock, the Participant agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
(d)the Participant is voluntarily participating in the Plan;
(e)the RSUs and any shares of Common Stock acquired under the Plan, and the income and value of the same, are not intended to replace any pension rights or compensation;
(f)the RSUs and any shares of Common Stock acquired under the Plan, and the income and value of the same, are not part of the Participant’s normal or expected compensation for any purposes including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension or retirement benefits or payments or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer or any Subsidiary;

(g)the future value of the shares of Common Stock underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;
(h)unless otherwise agreed with the Company, the RSUs and the shares of Common Stock acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Subsidiary;
(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of the Participant’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant’s employment or service agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by applicable law;
(j)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by the Award Document do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares; and
(k)neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the vesting of the RSUs or the subsequent sale of any shares of Common Stock acquired upon vesting.
4.Data Privacy
By accepting the RSUs via the Company’s acceptance procedure, the Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level
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of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.
(a)Declaration of Consent. The Participant understands that he or she needs to review the following information about the processing of the Participant’s personal data by or on behalf of the Company, the Employer and/or any Subsidiary as described in this Award Document and any other RSU grant materials (the “Personal Data”) and declare his or her consent. As regards the processing of the Participant’s Personal Data in connection with the Plan and this Award Document, the Participant understands that the Company is the controller of the Participant’s Personal Data.
(b)Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about the Participant for the purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Participant understands that this Personal Data may include, without limitation, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries, details of all RSUs or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor. The legal basis for the processing of the Participant’s Personal Data will be the Participant’s consent.
(c)Stock Plan Administration Service Providers. The Participant understands that the Company transfers the Participant’s Personal Data, or parts thereof, to E*TRADE Financial Corporation Services, Inc. (and its affiliated companies), an independent service provider based in the United States or IBI Capital for Israeli employees, each of which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share the Participant’s Personal Data with such different service provider that serves the Company in a similar manner. The Participant understands and acknowledges that the Company’s service provider will open an account for the Participant to receive and trade shares of Common Stock acquired under the Plan and that the Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Participant’s ability to participate in the Plan.
(d)International Data Transfers. The Participant understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as the Company’s service providers, are based in the United States. If the Participant is located outside the United States, the Participant understands and acknowledges that the Participant’s country has enacted data privacy laws that are different from the laws of the United States. Transfers of personal data from the EEA or the United Kingdom to the United States can be made on the basis of Standard Contractual Clauses approved by the European Commission, United Kingdom or other appropriate safeguards permissible under the applicable law. If the Participant is located in the EU, EEA or the United Kingdom, the Company may receive, process and transfer the Participant’s Personal Data onward to third-party service providers solely on the basis of appropriate data transfer agreements or other appropriate safeguards permissible under applicable law. If applicable, the Participant understands that the Participant can ask for a copy of the appropriate data processing agreements underlying the transfer of the Participant’s Personal Data by contacting the Participant’s local human resources representative. The Company’s legal basis for the transfer of the Participant’s Personal Data is the Participant’s consent.
(e)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage participation in the Plan or as required to comply with tax, exchange control, labor and securities laws, other applicable law, exercise or defense of legal rights, and archiving, back-up and deletion processes. This period may extend beyond the Participant's period of employment with the Employer.
(f)Voluntariness and Consequences of Denial/Withdrawal of Consent. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or later seeks to revoke their consent, the Participant's salary from or employment or other service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards.
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(g)Data Subject Rights. The Participant understands that data subject rights regarding the processing of personal data vary depending on the applicable law and that, depending on where the Participant is based and subject to the conditions set out in the applicable law, the Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of the Participant’s objection, does not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of the Participant’s Personal Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Participant’s Personal Data that the Participant has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Participant’s employment or service contract and is carried out by automated means. In case of concerns, the Participant understands that the Participant may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Participant’s rights the Participant understands that the Participant should contact the Participant’s local human resources representative.
(h)Alternate Basis and Additional Consents. Finally, the Participant understands that the Company may rely on a different basis for the processing or transfer of Personal Data in the future and/or request that the Participant provide another data privacy consent. If applicable, the Participant agrees that upon request of the Company or the Employer, the Participant will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan if he or she fails to provide any such consent or agreement requested by the Company and/or the Employer.
5.Electronic Delivery and Acceptance
The Participant agrees that the Company may, in its sole discretion, decide to deliver by email or other electronic means any documents relating to the Plan or the RSUs. Further, the Participant agrees to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or by a third party designated by the Company.
6.Insider Trading/Market Abuse Laws
The Participant agrees to comply with the Company’s policy on insider trading (to the extent that it is applicable to the Participant). Depending on the Participant’s country or the designated broker's country or country where the Common Stock is listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell, attempt to sell or otherwise dispose of Common Stock, rights to Common Stock (e.g., the RSUs) or rights linked to the value of Common Stock (e.g., phantom awards, futures) during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before possessing inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

7.Exchange Control, Tax and/or Foreign Asset/Account Reporting
The Participant acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect the Participant’s ability to acquire or hold shares of Common Stock acquired
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under the Plan or cash received from participating in the Plan (including from any dividend equivalents paid with respect to the RSUs or dividends paid on shares of Common Stock acquired under the Plan) in a brokerage/bank account or legal entity outside the Participant’s country. The Participant may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. In addition, the Participant agrees to take any and all actions, and consent to any and all actions taken by the Company or the Employer as may be required to allow the Company or the Employer to comply with local laws, rules and regulations in the Participant's country of residence (and country of employment, if different). The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant should consult his or her personal legal advisor for any details.

8.Language
The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English so as to allow the Participant to understand the terms and conditions of this Award Document. Furthermore, if the Award Document or any other document related to the Plan has been translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.

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